CREDIT AGREEMENT

     Agreement  made as of June 23,  1998  among  FIRETECTOR  INC.,  a  Delaware corporation (the "Company"); GENERAL SOUND (TEXAS) COMPANY, a Delaware corporation ("General"); CASEY SYSTEMS INC., a New York corporation ("Casey"); and PYROTECH SERVICE INC., a New York corporation ("Pyrotech" and collectively with the Company, General and Casey, the "Borrowers") as co-borrowers and CITIZENS BUSINESS CREDIT COMPANY, a division of Citizens Leasing Corporation, a Rhode Island corporation (hereinafter referred to as "Citizens") as lender.

     WHEREAS, the Company is a partially-owned subsidiary of Mirtronics, Inc., a corporation incorporated under the Ontario Business Corporations Act (the "Parent Guarantor") which will provide a limited guaranty of the obligations of the Borrowers under this Agreement;

     WHEREAS, General, Casey and Pyrotech are wholly-owned subsidiaries of the Company;

     WHEREAS, System Service Technology Corporation, a New York corporation ("SST"); and Amco Maintenance Corporation, a New York corporation ("Amco") are wholly-owned subsidiaries of the Company (collectively, the "Subsidiary Guarantors") and will provide guarantees of the obligations of the Borrowers under this Agreement;

     WHEREAS, the Borrowers and Subsidiary Guarantors are financially integrated using centralized cash management and providing financial support to each other;

     WHEREAS, Citizens has agreed to establish a credit facility for the Borrowers;

         NOW, THEREFORE, the parties agree as follows:


ARTICLE I.  AMOUNT AND TERMS OF THE CREDIT.

         Section 1.01.  The Credit.

         Subject to the terms and conditions hereof, and in reliance on the representations and warranties contained herein, Citizens hereby establishes a credit facility in favor of the Borrowers in the principal amount of $3,000,000 (the "Credit"). The Credit consists of a revolving line of credit ("Revolving Credit").


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         Section 1.02.  The Revolving Credit.

                  (a)  Amount.  Provided  no Event of  Default  (as  defined  in
Article V), or event which with the passage of time or notice or both would become an Event of Default, has occurred and is continuing, the Borrowers in the aggregate may from time to time from the date hereof up to June 23, 2001 (the "Maturity Date") borrow and reborrow from Citizens, and Citizens shall advance funds under the Revolving Credit to the Company (an "Advance" or the "Advances"); provided that the aggregate of all Advances outstanding at any time shall not exceed the lesser of (i) $3,000,000 (the "Maximum Credit") or (ii) the "Borrowing Base" (as defined below).

                  (b) Borrowing Base. The Borrowing Base shall consist of (i) twenty five percent (25%) of Qualified Inventory; (ii) with respect to the Company, Casey and Pyrotech, eighty percent (80%) of Qualified Accounts not outstanding for more than 90 days, plus forty percent (40%) of Qualified Accounts outstanding for more than 90 days but not more than 120 days; and (iii) with respect to General, fifty eight percent (58%) of Qualified Accounts not outstanding for more than 120 Days; provided however, in no event shall the contribution of Qualified Accounts of General to the Borrowing Base exceed $500,000.

         "Qualified Accounts" means accounts receivable of any of the Borrowers which (a) arise from providing design, manufacture, sale and servicing of engineered life safety systems and engineered sound systems to account debtors (which products have been provided and/or which services have been performed);
(b) are not outstanding for more than 120 days after the date of invoice for such products or services; (c) are not past due for more than 90 days beyond the due date specified in the invoice; (d) are not represented by a note or other negotiable instrument; (e) are not subject to any setoff or dispute; (f) the account debtor is credit worthy and not subject to any insolvency proceedings;
(g) are not due from a Subsidiary (as hereinafter defined) or an Affiliate (as hereinafter defined); (h) are unconditionally due within 30 days of the date of the invoice; (i) are not subject to any hold back or delivery in payment such as retainage; and (j) are subject to a first priority perfected security interest in favor of Citizens. In addition, the accounts receivable must be due from an account debtor located in the United States; provided, however with respect to any account debtor located in New Jersey, Minnesota or West Virginia (or any other state that requires a creditor to qualify to do business or file a report in order to enforce remedies against an account debtor), such accounts are Qualified Accounts only if the Borrower owed the accounts has complied with the requirements of such state so as to be authorized to bring suit and enforce remedies through judicial process against such account debtor.

         "Qualified Inventory" means inventory (a) owned by the Borrowers (b) located at facilities of the Borrowers (c) subject to a first priority perfected security interest in favor of Citizens (d) valued at the lower of cost or market on a first in, first out basis, (e) consisting of

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finished goods saleable in the ordinary course of Borrowers' business (excluding samples) or purchased raw materials or parts which are to be processed into finished goods (excluding any raw materials or purchased parts in the process of conversion to finished goods).

         The Company shall furnish Citizens a computation of the Borrowing Base on the form attached as Exhibit 1.02(b) ("Borrowing Base Certificate"), together with supporting schedules acceptable to Citizens, every Tuesday computed as of the close of business of the previous Friday covering the week just ended, signed by the Company's chief financial officer, for the term of this Agreement or as long as any Advances are outstanding under this Agreement. If an Event of Default has occured, Citizens may require daily Borrowing Base Certificates whether or not an Advance is requested. Citizens shall be under no obligation to make any Advance if the Company fails to furnish a current Borrowing Base Certificate in either the weekly or daily mode as required hereunder.

         In calculating the Borrowing Base, the Company shall deduct from Qualified Accounts the amount of any (i) deposit which an account debtor may have paid with respect to the services to which such account receivable relates;
(ii) potential setoff; (iii) dispute; and (iv) advertising or other allowance that will be deducted from the receivable in the ordinary course of collection. Any accounts in foreign currency shall be converted to U.S. dollars based upon the exchange rate on the date of the Borrowing Base Certificate.

         Citizens, in its reasonable discretion, may from time to time by thirty
(30) days prior notice to the Company modify the percentages applied to any component of the Borrowing Base. Citizens, in its reasonable discretion, may from time to time by seven (7) days prior notice to the Company (a) determine that any item included in the Borrowing Base is unacceptable for inclusion in the Borrowing Base in the future; or (b) establish reserves against the collection of any accounts receivable where Citizens has a reasonable basis to doubt the full and timely collectability of such accounts receivable.

                  (c) Revolving Credit Payment. The aggregate Advances outstanding at any time shall not exceed the lesser of the Borrowing Base as reflected in the most recent Borrowing Base Certificate or the Maximum Credit. If the aggregate Advances outstanding at any time exceed such limit, then the Borrowers shall immediately pay such excess. Citizens may, without prior notice to the Borrowers, charge any of the Borrowers' accounts under the control of Citizens in order to effect such payment.

                  (d) The Revolving Credit Note. Amounts owed by the Borrowers with respect to Advances made by Citizens shall be evidenced by Citizens's books and records and may, at the request of Citizens, be further evidenced by a revolving credit note, in the form of Exhibit 1.02(d), in the maximum principal amount of the Revolving Credit (the "Revolving Credit Note"). The unpaid principal balance of the Revolving Credit may be voluntarily

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prepaid in whole or in part during the  continuation  of the  Revolving  Credit;
provided that if the Revolving Credit is to be terminated by the Borrowers, thirty (30) days prior notice shall be given to Citizens. Upon termination, the Borrowers shall (i) satisfy the provisions of Section 6.01 and (ii) pay the prepayment fee provided in Section 1.9. The Revolving Credit Note is subject to mandatory repayments, as provided in Section 1.02(c).

                  (e) Interest. Advances made by Citizens shall bear interest prior to maturity or default (computed on the basis of actual number of days elapsed over a 360 day year) on the unpaid principal balances outstanding from time to time at a rate per annum equal to the Prime Rate plus seventy-five hundredths percent (.75%).

                  After the Maturity Date or the occurrence of an Event of Default, the unpaid principal balance shall bear interest at the Prime Rate plus five (5%) percent. Interest shall be payable monthly in arrears on the last day of each month. The effective rate of interest shall change on each day the Prime Rate changes.

                  (f) Requests for Advances. Each Advance shall be made on the Banking Day on which Citizens receives notice from the Company, if such notice is received prior to 11:00 a.m. Boston time on such Banking Day, and otherwise on the next Banking Day. Each request for an Advance shall be accompanied by a current Borrowing Base Certificate and made to Citizens in writing or by telephone by a duly authorized representative of the Company. Citizens may rely upon any telephone request which it believes is made by such a representative. The Borrowers agree to indemnify and hold Citizens harmless for any action, including the making of Advances hereunder, or loss or expense, taken or incurred by Citizens in good faith reliance upon such telephone request. At the time of the initial request for an Advance, the Company shall have provided Citizens with a Compliance Certificate (as hereinafter defined). Citizens shall be entitled to rely upon the most recent Compliance Certificate in its possession until it is superseded by another certificate.

                  (g) Method of Advances. In order to facilitate Advances, the Company shall maintain a disbursing account with Citizens Bank Rhode Island (the "Depository Bank" or "Citizens RI"). The Company shall be responsible for all bank charges in connection with the maintenance or operation of such account. Unless otherwise agreed upon between Citizens and the Company, every Advance shall be made by transferring funds to the Company's disbursing account with the Depository Bank.

                  (h) Expiration. The Revolving Credit shall expire on the Maturity Date and all Advances then outstanding under the Revolving Credit shall be due and payable without notice on such date. In the event Citizens continues Advances after the Maturity Date without a written extension of the Maturity Date, all such Advances (i) shall be made within the sole discretion of Citizens; (ii) the entire Credit shall be due on demand; and (iii) the entire Credit

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shall earn  interest at the rate  specified  to be earned  prior to the Maturity
Date in Section 1.02(e) unless otherwise agreed.

                  (i) Overadvances. Citizens may from time to time in its sole discretion permit Advances to exceed the limitations set forth in this Agreement, including, without limitation, Advances in excess of the Maximum Credit or the Borrowing Base and Advances after the Maturity Date or the occurrence of an Event of Default. All such Advances shall be deemed part of the Credit secured by any collateral securing the Credit and supported by any guaranties or other credit enhancements supporting the Credit. The making of an Advance on one or more occasion will not operate to limit, waive or otherwise modify any rights of Citizens hereunder on any future occasion unless otherwise agreed in writing. Even where Citizens consciously makes such Advance, the existence of Advances in excess of the Borrowing Base shall be an Event of Default.

                  (j) Agency. Each of the Borrowers hereby irrevocably appoints the Company as its agent for purposes of administration of this Agreement. The Company is authorized to provide Borrowing Base Certificates, Compliance Certificates and all other reports under this Agreement on behalf of all Borrowers and to take any and all actions under this Agreement on behalf of the Borrowers.

                  (k) Joint and Several Obligations. All obligations under this Agreement shall be the joint and several obligation of each of the Borrowers.

                  (l) Separate Loans.  Citizens  reserves the right,  upon seven
(7) days prior notice to the Borrowers, to require separate Borrowing Base Reports for each of the Borrowers and to maintain separate loans to each or to some aggregate of Borrowers limited in accordance with such separate Borrowing Base Reports which loans in the aggregate shall not exceed the Maximum Credit.

         Section 1.03.  Definitions.

         "Banking Day" shall mean any day which Citizens is open to conduct commercial banking business in Boston, Massachusetts and the Depository Bank is open to conduct commercial banking business in Providence, Rhode Island.

         "Notes" shall mean the Revolving Credit Note and any other notes issued by the Borrowers to Citizens pursuant to this Agreement.

         "Prime Rate" shall mean the rate of interest per annum from time to time specified by Citizens RI as its prime rate, it being understood that such rate is a reference rate, not

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necessarily the lowest,  which serves as the basis upon which effective rates of interest are calculated for obligations making reference thereto.

         The following terms are defined in the following sections:

        Advance                                     Section 1.02(a)
        Affiliate                                   Section 4.17
        Banking Day                                 Section 1.03
        Base Financial Statement                    Section 2.04
        Borrowing Base                              Section 1.02(b)
        Borrowing Base Certificate                  Section 1.02(b)
        Citizens RI                                 Section 1.03
        Closing Fee                                 Section 1.06
        Compliance Certificate                      Section 3.01(k)
        Credit                                      Section 1.01
        Debt                                        Section 4.20
        Depository Bank                             Section 1.02(g)
        EBITDA                                      Section 4.21
        ERISA                                       Section 2.10
        Event of Default                            Article V
        Interest Changes                            Section 4.21
        Liabilities                                 Section 4.20
        Maturity Date                               Section 1.02(a)
        Maximum Credit                              Section 1.02(a)
        Notes                                       Section 1.03
        Pledge Agreements                           Section 3.01(d)
        Prepayment Fee                              Section 1.09
        Prime Rate                                  Section 1.03
        Qualified Accounts                          Section 1.02(b)
        Restricted Payments                         Section 4.23
        Revolving Credit                            Section 1.01
        Revolving Credit Note                       Section 1.02(d)
        Security Agreements                         Section 3.01(c)
        Service Fee                                 Section 1.07
        Special Counsel                             Section 3.01(b)
        Stock                                       Section 4.23
        Subordinated Debt                           Section 4.20
        Subsidiaries                                Section 2.02
        Tangible Assets                             Section 4.20
        Tangible Capital Base                       Section 4.20


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         Section 1.04.  Payments.

         All payments and prepayments of principal and interest due with respect to the Credit and all other sums due hereunder shall be made by the Borrowers in immediately available funds to the Depository Bank.

         Payments received by the Depository Bank after 11:00 a.m. Boston time shall be deemed received on the next succeeding Banking Day. Citizens is authorized to make all such payments by Advances under the Revolving Credit.

         Section 1.05.  Credit For Uncollected Items.

         Citizens will give the Borrowers credit for uncollected items deposited with the Depository Bank (a) the next Banking Day for purposes of computing availability under the Revolving Credit and (b) two (2) Banking Days after deposit for purposes of computing interest and fees with respect to the Credit.

         Section 1.06.  Closing Fee.

         On the date hereof, the Borrowers shall pay Citizens a one-time non-refundable closing fee (the "Closing Fee") of $15,000 (.5% of the Credit).

         Section 1.07.  Service Fee.

         On the first day of each month, the Borrowers shall pay Citizens a Service Fee for monitoring collateral of $1,250 on account of the projected continuation of the Credit during the next month. Such fee shall be fully earned at the commencement of each month and shall not be refunded or pro-rated upon termination of the Credit.

         Section 1.08.  Audit Expenses.

         The Borrowers shall pay Citizens on demand Citizens's customary fee for audit reviews by employees of Citizens (currently $600/per man-day plus out-of-pocket expenses). Prior to the occurrence of an Event of Default, Citizens will not seek reimbursement of audit expenses in excess of $10,000 during any 365 day period.

         Section 1.09.  Prepayment Fee.

         The Borrowers shall pay Citizens a prepayment fee if the Credit is terminated by the Company prior to the Maturity Date of one percent (1%) of the amount of the Credit.


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         Section 1.10.  Usury.

         It is the intention of Citizens to comply strictly with any applicable usury law. In no event shall Citizens be entitled to receive interest, fees, charges or other payments equivalent to interest in excess of the maximum rate Citizens may lawfully charge. In the event Citizens ever receives payments that would be excessive interest under applicable law, such excess shall be applied in reduction of principal, and if the principal is paid in full, any remaining excess shall be refunded to the Borrowers.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES.

         The Borrowers, jointly and severally, represent and warrant as follows:

         Section 2.01.  Corporate Existence and Power.

         The Company and each of its Subsidiaries (as defined in Section 2.02) are corporations duly incorporated, validly existing and in good standing under the laws of the respective jurisdictions of their incorporation and have full corporate and other power and authority to conduct their businesses and own their properties as now conducted and owned. The Company and each of its Subsidiaries are licensed or qualified as foreign corporations in each jurisdiction where the conduct of their respective businesses or the ownership of their respective properties require such licensing or qualification and where the failure to be so licensed or qualified would have a material adverse effect on the business, finances or operations of the Company or any Subsidiary.

         Section 2.02.  Subsidiaries.

         Any corporation, business trust, partnership or other business entity in which the Company or any Subsidiary owns or has options to acquire 50% or more of the voting control shall constitute a Subsidiary. The Company currently has no Subsidiaries except as set forth in Schedule 2.02. The Company's ownership of each Subsidiary is set forth on Schedule 2.02.

     Section 2.03. Power and Authority Relative to Borrowing; Legal and Binding Nature; Compliance with Other Instruments.

         Each of the Borrowers has full power and authority and has taken all required corporate and other action necessary to permit such Borrower to execute and deliver and perform all of its obligations contained in this Agreement and all documents or instruments required hereby or incident or collateral hereto, and to borrow hereunder, and none of such actions will violate any provision of law applicable to, or of the charter or by-laws of, the Company or any other Borrower, or result in the breach of or constitute a default under any agreement or instrument

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to which  the  Company  or any  Borrower  is a party or by which  any of them is bound. This Agreement and all documents or agreements required hereby or incident hereto to which any of the Borrowers is a party are the valid and binding obligations of such Borrower enforceable in accordance with their terms subject to bankruptcy, insolvency or laws effecting the rights of creditors generally. Neither the execution, delivery nor performance by the Company or any other Borrower of any of the obligations contained in this Agreement or in any document or instrument required hereby or incident or collateral hereto requires the consent, approval or authorization of any person or governmental authority.

         Neither the Company nor any other Borrower is in violation of any term of its charter or by-laws, or any agreement, instrument, mortgage, indenture, contract, judgment, decree, order, statute, rule or governmental regulation applicable to the Company or such Borrower, except for possible minor violations none of which could, either individually or in the aggregate, have any material adverse effect on the business, financial condition or assets of the Company or any other Borrower and except as otherwise disclosed on a Schedule to this Agreement. The execution, delivery and performance of this Agreement, all agreements incident or collateral hereto, and the Credit will not result in the creation of any security interest, lien, charge or encumbrance upon any of the properties or assets of the Company or any other Borrower except in favor of Citizens.

         Section 2.04.  Financial Condition.

         The financial statement dated March 31, 1998 previously delivered to Citizens (the "Base Financial Statement") has been prepared with due diligence and in accordance with generally accepted accounting principles and practices. The Base Financial Statement fairly presents the financial condition of the Company and its Subsidiaries as of the date of such statement and the results of their operations for the period then ending. The Company and its Subsidiaries have no material contingent liability (including, without limitation, contingent tax and environmental liability) nor any burdensome agreement or commitment which could have a material adverse effect on its business or financial condition except as disclosed in the Base Financial Statement or in this Agreement.

         Section 2.05.  No Material Adverse Change.

         Since the date of the Base Financial Statement, there has been no material adverse change in the condition (financial or otherwise), properties or business operations of the Company or any of the Subsidiaries and neither the Company nor any of the Subsidiaries has paid any dividends or made any distributions on or purchased or otherwise acquired any shares of the capital stock of the Company or any Subsidiary.


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         Section 2.06.  Litigation.

         Except as set forth in Exhibit 2.06 hereto, there are no suits or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary which could have a material adverse effect on the business, assets or financial condition of the Company or any Subsidiary. Moreover, there are no suits or proceedings pending or, to the knowledge of the Company, threatened with respect to the transactions contemplated by this Agreement.

         Section 2.07.  Title.

         Except as set forth in Exhibit 2.07, the Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the Base Financial Statement or acquired since such date, (except for materials used, inventory sold, accounts receivable collected and other items disposed of, all in the ordinary course of business) free and clear of all mortgages, liens and encumbrances except liens permitted by Section 4.14; easements, restrictions and minor defects in title which do not, either individually or in the aggregate, materially detract from the value or materially limit the use of any real property; and certain assets listed on Exhibit 2.14 which are not owned but which are reflected on the balance sheet as capitalized leases.

         Section 2.08.  Tax Returns and Payments.

         Except as set forth on Exhibit 2.08 attached hereto, all of the tax returns and tax reports relating to taxes on income and, to the best knowledge of the Company, all other tax returns and reports of the Company and the Subsidiaries required by law to be filed have been duly filed, or extensions of the time for filing have been duly obtained, and, except as set forth in Exhibit
2.08 hereto, the Company and Subsidiaries have paid all taxes shown due thereon. Except as set forth in Exhibit 2.08 attached hereto, the federal income tax returns of the Company and Subsidiaries have never been audited by the Internal Revenue Service. Except as set forth on Exhibit 2.08 attached hereto, there are in effect no waivers of the applicable statutes of limitations for federal taxes for any period. No deficiency assessment or proposed adjustment of the federal income taxes of the Company or of any of the Subsidiaries is pending except as set forth in Exhibit 2.08 and the Company has no knowledge of any proposed liability of a substantial nature for any tax to be imposed upon any of its properties or assets, for which there is not an adequate reserve reflected in its Base Financial Statement or which accrued in the ordinary course of business since the date of such financial statement.


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         Section 2.09.  Compliance with Law.

         The Company and the Subsidiaries have all necessary franchises, permits, licenses and other rights to allow them to conduct their businesses as presently conducted, and are not in default with respect to any order or decree of any court, or under any law, order or regulation of any governmental authority, or under the provisions of any contract or agreement to which any of them is a party or by which they may be bound, which default would have a material adverse effect on the business, finances or operations of any of them.

         Section 2.10.  Pension Matters.

         Except as set forth on Exhibit 2.10, neither the Company nor any Subsidiary has incurred (a) any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or (b) any material liability to the Pension Benefit Guaranty Corporation in connection with any employee benefit plan established or maintained by it; nor has the Company or any Subsidiary had any tax assessed against it by the Internal Revenue Service for any alleged violation under
Section 4975 of the Internal Revenue Code. Neither the Company nor any Subsidiary has any material unfunded liability under a pension plan or a contingent liability for withdrawal from a multi-employer pension plan except as disclosed in the Base Financial Statement.

         Section 2.11.  Environmental Matters.

         Except as set forth on Exhibit 2.11, neither the Company nor any Subsidiary has (a) been named as a potentially responsible party or received notice of an investigation that could lead to such designation under any proposed environmental cleanup; (b) incurred any unsatisfied liability (contingent or otherwise) in connection with the release, spill, generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of hazardous materials, toxic substances or solid waste under any state or federal environmental law; or (c) occupied in the past or currently occupies any site designated as environmentally contaminated. The Company and all Subsidiaries have all licenses, permits, certificates and similar authorizations required to conduct its business under applicable environmental laws and is not subject to any pending investigation or proceeding to revoke, limit or terminate such authorizations.

         Section 2.12.  Compliance with Regulation U.

         None of the proceeds of the Credit will be used to purchase, carry or refinance any borrowing the proceeds of which were used to purchase or carry any "margin securities" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

         Section 2.13.  Credit Agreements.

         Set forth on Exhibit 2.13 is a complete and correct list of all existing loan agreements, indentures, purchase agreements, leases, guarantees or other instruments relating to extensions of credit or money borrowed for an amount in excess of $25,000 under which the Company or any Subsidiary is or may become directly or indirectly obligated.

         Section 2.14.  Leases and Options to Purchase.

         Set forth on Exhibit 2.14 is a complete and correct list of all existing leases with respect to, or options to purchase any, real estate or any equipment involving a commitment or potential commitment in excess of $25,000 under which the Company or any Subsidiary is or may become directly or indirectly obligated.

         Section 2.15.  Real Estate Owned.

         Set forth on Exhibit 2.15 is a complete and correct list of all real estate owned by the Company or any Subsidiary.

         Section 2.16. Year 2000.

         The Company and each Subsidiary has identified all hardware, software, embedded microchips and other processing capabilities it uses, directly or indirectly, using date information before, during and after January 1, 2000. The Company and each Subsidiary has also identified all hardware, software, embedded microchips and other processing capabilities it uses, directly or indirectly, using date information before, during and after January 1, 2000 for engineered life safety systems and engineered sound systems for which they design, manufacture or service, or to which the Company or any Subsidiary has any current or continuing obligations.

ARTICLE III.  CONDITIONS.

         Section 3.01.  Conditions to the First Advance.

         The obligation of Citizens to make the first Advance is subject to the fulfillment of the following conditions:

                  (a) The Note. The Borrowers shall have executed and delivered the Revolving Credit Note to Citizens.

                  (b) Legal Opinions from Counsel for the Company. Citizens shall have received the written opinion of Dolgenos Newman & Cronin LLP counsel for the Borrowers, in form and substance satisfactory to Citizens and Goodwin, Procter & Hoar LLP special counsel to Citizens (said special counsel and any successor counsel shall be hereinafter referred to as "Special Counsel").

                  (c) Security Agreements. The Borrowers and Subsidiary Guarantors shall have executed and delivered to Citizens security agreements in form and substance satisfactory to Citizens and Special Counsel (the "Security Agreements"), granting to Citizens a first security interest in substantially all the assets of the Borrowers and Subisidary Guarantors and all financing statements and other documents in connection therewith shall have been duly filed or recorded.

                  (d) Pledge Agreements. The Borrowers and Subisidary Guarantors shall have executed and delivered to Citizens pledge agreements in form and substance satisfactory to Citizens and Special Counsel ("Pledge Agreements") with respect to the stock of the Subsidiaries indicated on Schedule 2.02. The Pledge Agreements will be accompanied by the stock certificates and stock powers representing all of the shares pledged under the Pledge Agreement.

                  (e) Guaranties. The Parent Guarantor and Subsidiary Guarantors shall have executed and delivered guarantees in form and substance satisfactory to Citizens and Special Counsel ("Guarantees") guaranteeing all or parts of the debts, fees, penalties or any other payments of the Borrowers assumed and incurred under this Agreement.

                  (f) Blocked Account Arrangements. The Borrowers shall have delivered to Citizens agreements providing Citizens with a collateral assignment of the Borrowers' and Subsidiary Guarantors' bank accounts in a form and substance satisfactory to Citizens and Special Counsel.

                  (g) Irrevocable Letter of Credit. Citizens shall have received on or prior to the Closing an irrevocable letter of credit in the amount of $300,000 in favor of Citizens securing the guaranty of the Parent Guarantor expiring no sooner than the Maturity Date and otherwise satisfactory in form and substance to Citizens and Special Counsel.

                  (h) Minimum Availability. The Borrowers shall have the ability to borrow not less than $200,000 under the Revolving Credit plus an amount equal to the sum of all accounts payable of the Company which are greater than thirty
(30) days past due after the payment of all obligations to be paid in connection with the execution of this Agreement.

                  (i) Closing Fee. Citizens shall have received the Closing Fee from the Borrowers.

                  (j) Officer's Insurance Certificate. The Borrowers and Subsidiary Guarantors shall have delivered to Citizens a list of all insurance required by Section 4.07 which is in force showing the insurer, the face amount and the nature of the coverage in substantially the form of Exhibit 3.01(j) hereto ("Insurance Certificate").

                  (k) Officer's Compliance Certificate. The Borrowers and Subsidiary Guarantors shall have delivered to Citizens a certificate dated the date of the first Advance in substantially the form of Exhibit 3.01(k) hereto ("Compliance Certificate").

                  (l)   Officer's   Certificate   re  Places  of  Business   and
Collateral. The Borrowers and Subsidiary Guarantors shall have delivered to Citizens a certificate in substantially the form of Exhibit 3.01(l) hereto.

                  (m) Legal Existence. Each Borrower and Subsidiary Guarantor shall have delivered to Citizens a Certificate of Legal Existence and Good Standing.

                  (n) Bylaws and Resolutions. Each Borrower and Subsidiary Guarantor shall have delivered to Citizens a copy of its bylaws and corporate resolutions authorizing this Agreement certified by an officer of the Company.

                  (o) Charter Documents. Each Borrower and Subsidiary Guarantor shall have delivered to Citizens a copy of its charter documents certified by an appropriate governmental official.

                  (p) Borrowing Base Certificate. The Borrowers shall have delivered to Citizens a current Borrowing Base Certificate substantially in the form of Exhibit 1.02(b) hereto.

                  (q) Request for Loan. The Borrowers shall have delivered to Citizens a written request specifying the amount of the initial Advance.

                  (r) No Default. No Event of Default and no event which, with the giving of notice or the lapse of time, or both, would become an Event of Default, has occurred and is continuing.

         Section 3.02.  Conditions to Subsequent Advances.

         Each request for a subsequent Advance shall be deemed to be a representation by the Borrowers to Citizens that all representations and warranties contained in Article II hereof or in any Exhibit, Schedule or Certificate attached hereto or delivered to Citizens in connection herewith were true and correct when made, and continue to be true and correct except those items which relate to a specific date and except as disclosed to Citizens by the Borrowers, and that no Event of Default, and no event which, with the giving of notice or the lapse of time, or both, would become an Event of Default, has occurred and is then continuing.


ARTICLE IV.  COVENANTS OF THE COMPANY

         The Borrowers, jointly and severally, covenant that:

         Section 4.01.  Payment of Amounts Due.

         The Borrowers and Subsidiary Guarantors will make all payments of principal and interest on the Credit in accordance with the terms hereof and thereof and will observe, perform and comply with each and every one of the covenants, terms and conditions contained herein, in the Credit or in any other document or instrument required hereby or incident or collateral hereto to be observed, performed or complied with by it.

         Section 4.02.  Corporate Existence.

         The Company and each of the Subsidiaries will maintain and preserve in full force and effect their respective corporate existences and, insofar as reasonable and practicable, will maintain and preserve in full force and effect all material rights, licenses, patents and franchises, and comply with all applicable regulations in all jurisdictions necessary for the conduct of their businesses.

         Section 4.03.  Maintenance of Properties.

         The Company and each of the Subsidiaries will maintain, preserve, protect and keep all properties used or useful in the conduct of their businesses in good repair, working order and condition, and from time to time make such repairs, renewals, replacements, betterments and improvements thereto as are necessary to permit such businesses to be properly and advantageously conducted at all times.

         Section 4.04.  Payment of Taxes.

         The Company and each of the Subsidiaries will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon them or upon their income or profits, or upon any property belonging to them before the same shall become past due, as well as all lawful claims for labor, materials and supplies, which, if not paid when due, might become a lien or charge upon such property or any part thereof; provided, however, that neither the Company nor any Subsidiary shall be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and an adequate reserve for the payment thereof is established on the books of the Company or such Subsidiary in accordance with generally accepted accounting principles.

         Section 4.05.  Compliance with ERISA.

         The Company and each of its Subsidiaries will satisfy, or cause to be satisfied, the minimum annual funding standard required by ERISA for any employee benefit plan established or maintained by it which is subject to ERISA and the Company or the Subsidiary will not permit any tax or penalty to be incurred by it as a result of any failure to satisfy any such minimum funding requirement or as a result of any violation of the provisions of the Internal Revenue Code or any regulation issued thereunder.

         Section 4.06.  Compliance with Laws.

         The Company and each of the Subsidiaries at all time in all material respects will comply with applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders and observe all requirements of federal, state, local and other governmental authorities including, without limitation, all provisions of the Fair Labor Standard Rules of 1938, the Occupational Safety and Health Act of 1970 and all applicable environmental laws.

         Section 4.07.  Insurance.

         The Company and each of the Subsidiaries will keep their insurable properties insured by financially sound and reputable insurers satisfactory to Citizens against such risks and in such amounts as are deemed prudent by the Company and are reasonably acceptable to Citizens and will obtain a secured party's endorsement naming Citizens as a Loss Payee under all insurance policies maintained with respect to insurable properties subject to a security interest or lien in favor of Citizens. The Company and each of the Subsidiaries will maintain in full force and effect public liability insurance against claims for bodily injury, death or physical property damages occurring upon, in, about, or in connection with the use of any properties occupied or controlled by them, or through the operation of any motor vehicles by their agents or employees or arising in any manner out of the businesses carried on by them in such amounts and with such coverages as are deemed prudent by the Company and are reasonably acceptable to Citizens.

         Section 4.08.  Accounts and Reports.

         The Company will furnish or cause to be furnished to Citizens the following reports:

                  (a) Annual Reports. As soon as available, and in any event within one hundred and five (105) days after the end of each fiscal year, audited consolidated and unaudited consolidating financial statements of the Company and its Subsidiaries, together with all notes thereto, prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied (except there will be no required notes to the consolidating balance sheets and income statements) such consolidated statements to be duly audited by Moore Stephens, P.C. or other certified, independent public accountants selected by the Company and acceptable to Citizens. Such statements shall be accompanied by a statement of such certified, independent public accountants that the examination made in certifying such statements did not disclose the existence of any condition or event which constitutes an event of default under this Agreement or which, after notice or lapse of time or both, would constitute such an event of default, or a statement specifying the nature and period of existence of any such condition or event disclosed by such examination. As soon as available and in any event within sixty (60) days after the end of each fiscal year, consolidated and consolidating unaudited financial statements of the Company and its Subsidiaries prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied, certified by the chief financial officer of the Company.

                  (b) Quarterly Reports. As soon as available, and in any event within sixty (60) days after the end of each quarterly accounting period in each fiscal year, unaudited financial statements of the Company prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied (except that such statements need not contain notes thereto) certified by the chief financial officer of the Company, which statements shall contain balance sheets as of the end of such accounting period and statements of profit and loss for the period from the beginning of such fiscal year to the end of such accounting period. With the quarterly financial statements furnished pursuant to this subsection (b), (i) a Compliance Certificate and (ii) a list of the names and addresses of all customers of the Company.

                  (c) Monthly Reports. As soon as available, and in any event within thirty (30) days after the end of each monthly accounting period in each fiscal year, unaudited financial statements of the Company and each of its Subsidiaries prepared in reasonable detail in a form acceptable to Citizens (except that such statements need not contain notes thereto and except as may be otherwise required hereby) certified by the chief financial officer, which statements shall contain balance sheets as of the end of such accounting period and statements of profit and loss for the period from the beginning of such fiscal year to the end of such accounting period.

                  (d) Periodic Reports. With the monthly financial statements furnished pursuant to subsection (c) hereof, (i) summary of all Advances outstanding at the end of such period, (ii) consolidated and consolidating accounts receivable aging based on invoice date, (iii) inventory analysis, (iv) a schedule detailing any LIFO reserve, if any, and any fixed assets, if any, included in the Borrowing Base, and (v) such other reports as Citizens shall reasonably request. With the quarterly financial statements furnished pursuant to subsection (b) hereof, a list of the names and addresses of all customers of the Company.

                  (e) Auditor's Management Letter. Promptly after receipt by the Company, copies of the management letter, if any, provided by the independent certified public accountants who audit the annual financial statements.

                  (f) Public Information. Promptly, copies of all reports and financial statements which the Company sends to its stockholders as a class or which the Company, or any of the Subsidiaries, file with the Securities and Exchange Commission or any other public body.

                  (g) Projections. At least forty-five (45) days after the end of each fiscal year of the Company, projections for the next fiscal year indicating the Company's expected operating results (on a consolidated and consolidating basis), cash flow and proposed capital expenditures. Such projections shall be made on a month-by-month basis.

                  (h) Accounting Principles. Reports furnished under this Agreement shall be prepared in accordance with generally accepted accounting principles except that unaudited statements shall be subject to normal year end adjustments and there shall be no requirement for notes thereto. Any accounting terms not otherwise defined shall have the same meaning provided by generally accepted accounting principles. Compliance with the covenants set forth in this Agreement will be determined on the basis of accounting principles used in the preparation of the Base Financial Statements. In the event that any subsequent reports shall have been prepared in accordance with accounting principles different than those used in the Base Financial Statements, the Company shall inform Citizens of such changes in accounting principles and shall provide to Citizens, with such subsequent reports, such supplemental reconciling financial information as may be required to ascertain performance by the Company and the Subsidiaries with the covenants contained in this Agreement.

         Section 4.09.  Information and Inspection.

         At all reasonable times and as often as Citizens shall reasonably request, the Company will furnish to Citizens from time to time with reasonable promptness full information pertinent to any covenant, provision or condition hereof or to any matter in connection with its business and permit any authorized representative designated by Citizens to visit and inspect any of its properties and those of the Subsidiaries, including their books (and to make extracts therefrom), and to discuss their affairs, finances and accounts with their officers. The Company and its Subsidiaries, will, in addition, furnish to Citizens with reasonable promptness such financial information as Citizens shall reasonably request. Without limiting the generality of the foregoing, Citizens shall be entitled to conduct field audits of the accounts receivable and inventory of the Company and the Subsidiaries.

         Section 4.10.  Additional Advice.

         The Company will promptly advise Citizens of (i) any material casualty loss whether or not insured; (ii) the threat of or commencement of any material litigation; (iii) the assertion by any governmental authority or private party of a material violation of or material liability arising under any environmental law; (iv) any change which constitutes or, after notice or lapse of time or both, would constitute an Event of Default of this Agreement; and (v) each waiver, consent or amendment granted or made with respect to instruments or agreements relating to borrowed money in excess of $100,000 and each request by the Company therefor.

         Section 4.11.  Payment of Citizens Expenses.

         The Borrowers will bear all reasonable expenses incurred by Citizens in connection with the negotiation, preparation, execution, amendment, interpretation, administration, termination or enforcement of this Agreement (whether or not the Credit is consummated) and the making and collection of the Credit including, without limitation, the reasonable fees and disbursements of Special Counsel and appraisers employed by Citizens.

         Section 4.12.  Limitation on Indebtedness.

         Neither the Company nor any Subsidiary will create, incur, assume, or become, be or remain liable in any manner in respect of, or allow to exist, any indebtedness (which term includes all indebtedness, obligations and liabilities which in accordance with generally accepted accounting principles would be reflected on the balance sheet of the Company or any Subsidiary as a liability and any negative cash balance; all indebtedness, obligations and liabilities, whether or not assumed by the Company or any Subsidiary, secured by any mortgage, pledge or lien existing on property owned by the Company or any Subsidiary; and all amounts representing rental payments which, in accordance with generally accepted accounting principles, would be classified as a liability on its balance sheet), except for:

                  (a) the Credit and any other obligations owed to Citizens in connection with this Agreement;

                  (b) indebtedness representing trade debt, wages, employee benefits and similar indebtedness incurred in the ordinary course of business;

                  (c) indebtedness secured by liens to the extent permitted by Section 4.14;

                  (d) liabilities for taxes, assessments, governmental charges, liens or claims to the extent that payment thereof is not required by Section 4.04;

                  (e) indebtedness in respect of final judgments for the payment of money not in excess of $50,000 in the aggregate at any time outstanding (excluding sums covered by insurance) which has been in force for less than the applicable appeal period or less than sixty (60) days, whichever is sooner, provided that such indebtedness may remain outstanding if the Company or the appropriate Subsidiary at the time shall in good faith be prosecuting an appeal, or proceedings for review or pending and in respect of which a stay shall have been obtained pending such appeal or review;

                  (f) indebtedness of the Company and Subsidiaries which is specifically disclosed in Schedule 4.12(f) attached hereto; and

                  (g) such other indebtedness not exceeding in the aggregate $50,000 incurred in the ordinary course of business.

         Section 4.13.  Limitation on Liability for Obligations of Others.

         Neither the Company nor any Subsidiary will assume, guarantee, endorse or otherwise be or become liable, contingently or otherwise, for the obligations of any other corporation, firm or entity or other person, except those contemplated hereby:

                  (a) for the endorsement of negotiable instruments for deposit or collection in the normal course of its business; and

                  (b) guarantees and other contingent liabilities which are disclosed on Schedule 4.13(b).

         Section 4.14.  Limitation on Liens.

         Neither the Company nor any Subsidiary will create, incur, assume or allow to be created, incurred or assumed, or to exist, any pledge of, or any mortgage, lien, charge or encumbrance of any kind on, any of its property or assets, or subject any of such assets to prior payments of any other indebtedness whether by subordination agreement, transfer of assets or otherwise, or own or acquire or agree to acquire any property of any character subject to or upon any mortgage, conditional sale agreement or other title retention agreement except:

                  (a) mortgages, liens, or encumbrances which existed on the date hereof and which are specifically permitted by Section 2.07 hereof or set forth in Schedule 2.07 hereto;

                  (b)      liens in favor of Citizens;

                  (c) liens securing the purchase price of fixed assets to be used in the business of the Company or any Subsidiary (which may be in the form of leases), but not any renewal, extension or refunding of any such lien or the indebtedness secured thereby, provided that each such lien shall at all times be confined solely to the item of property so acquired;

                  (d) liens for taxes, assessments, governmental charges and levies or for claims to the extent that payment thereof is not then required by
Section 4.04;

                  (e) liens in respect of judgments which had been in force for less than the applicable appeal period or less than sixty (60) days, whichever is sooner, so long as execution is not levied thereunder, or in respect of which the Company or the appropriate Subsidiary at the time shall in good faith be prosecuting an appeal, or proceedings for review are pending and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                  (f) liens on deposits made in connection with, or to secure payment of, workmen's compensation, unemployment insurance or similar programs; liens, charges or encumbrances imposed by law, such as carriers', warehousemen's and mechanics' liens and similar involuntary liens arising in the ordinary course of business which do not, individually or in the aggregate, materially detract from the value or limit the use of any property subject thereto; landlords' liens in respect of rent not in default; and liens on deposits made to secure the performance of bids, appeal bonds and surety bonds; and

                  (g) liens and encumbrances which are disclosed on Schedule 4.14(g).

         Section 4.15.  Sale of Accounts Receivable.

         Neither the Company nor any Subsidiary will sell or transfer any of its accounts receivable, whether with or without recourse.

         Section 4.16.  Loans and Investments.

         Neither the Company nor any Subsidiary will purchase or otherwise acquire or retain any stock, partnership interest, or obligations of, or make any loans or advances to, or investments in any corporation or other entity or person, including loans or advances to or investments in the Company or in any Subsidiary, other than:

                  (a) the Company's and its Subsidiaries' present investments in Subsidiaries;

                  (b)  loans and advances from one Borrower to another Borrower;

                  (c)  open  account   transactions   between  the  Company  and
Subsidiaries and between Subsidiaries in the ordinary course of business;

                  (d) loans or advances for reimbursable expenses to employees not exceeding $100,000 outstanding in the aggregate at any time;

                  (e) obligations of the United States of America, or any agency thereof, maturing not more than one (1) year from the date of issue thereof, provided that Citizens shall acquire a perfected first security interest in such obligation simultaneously with its purchase or acquisition;

                  (f) certificates of deposit or other obligations maturing not more than one (1) year from the date of issue thereof issued by a bank, provided that Citizens have a perfected first security interest in such obligation.

         Section 4.17.  Transactions With Affiliated Persons.

         Neither the Company nor any Subsidiary will enter into any transaction with any Affiliate, except on terms no less favorable to the Company or such Subsidiary than would be available in a bona fide arm's length transaction with a non-affiliated person or entity. "Affiliate" means any officer, director or shareholder who owns ten percent (10%) or more of any class of securities of the Company or any Subsidiary; any entity where the Company owns directly or indirectly ten percent (10%) or more of any class of securities or interest issued by such entity; or any entity that controls, is controlled by or under common control with the Company or any of the Subsidiaries.

         Section 4.18.  Consolidation, Merger and Disposition of Assets.

         Neither the Company nor any Subsidiary will consolidate with or merge into or with another corporation, partnership or other entity; directly or indirectly issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its capital stock or the capital stock of any Subsidiary; sell, lease or otherwise dispose of all or any material portion of its properties or assets (other than in the ordinary course of its business) to any firm, person or corporation; or acquire any material portion of the properties or assets of any other corporation, partnership or entity, whether in one or a series of related transactions, except:

                  (a) any Subsidiary may merge into or consolidate with any Borrower (provided that the Borrower shall be the surviving corporation);

                  (b) any Subsidiary may sell, lease, exchange, transfer or dispose of any of its assets to a Borrower which has granted to Citizens a lien in substantially all of its assets;

                  (c) the Company may issue capital stock for cash and may issue options or warrants to any person for cash or to employees for services;

                  (d) the Company may, with notice to Citizens, liquidate and dissolve a Subsidiary if the Subsidiary is an inactive entity without revenue or tax benefit from any source or if the Subsidiary's business is transferred to another Subsidiary;

provided that in each case no Event of Default as set forth in Article V hereof, and no condition or event which after notice or lapse of time, or both, would constitute an Event of Default, would exist immediately after any such transaction or series of related transactions.

         Waiver from this provision will not be unreasonably withheld by Citizens with regard to a Subsidiary's ability to consolidate with or merge into or with another corporation, partnership or other entity; directly or indirectly issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its capital stock or the capital stock of any Subsidiary; sell, lease or otherwise dispose of all or any material portion of its properties or assets (other than in the ordinary course of its business) to any firm, person or corporation should such an event, in the opinion of Citizens, not adversely affect the Borrowers' credit standing with Citizens.

         Section 4.19.  Changes in Business.

         Neither the Company nor its Subsidiaries will materially alter the nature of its business.

         Section 4.20.  Tangible Capital Base.

         The ratio of Liabilities to the Tangible Capital Base of the Company shall not exceed 1.35 to 1.0 during each fiscal quarter ending during the term of this Agreement.

         "Debt" shall mean the sum of all liabilities both short-term and long-term, of the Company and all Subsidiaries including liabilities to Citizens, but excluding stockholders equity and Subordinated Debt.

         "Soft Assets" means the sum of all assets, repayments, loans, dividends or distributions of any nature due from Affiliates, investments in the stock of an Affiliate, or any similar items reasonably deemed to be Soft Assets by Citizens.

         "Subordinated Debt" means the outstanding principal amount of the Company's debt subordinated to the obligations of the Company to Citizens in form and substance satisfactory to Citizens and Special Counsel.

         "Tangible Assets" shall mean the sum of all assets of the Company and all Subsidiaries, but excluding intangible assets such as goodwill, organization expenses, patents, trademarks, copyrights, research and development costs, training costs, unamortized debt discount, unamortized offering costs, customer lists and similar items deemed to be intangible by Citizens.

         "Tangible Capital Base" shall mean Tangible Assets, less Soft Assets and Debt.

         Section 4.21.  Cash Flow.

         The ratio of EBITDA to Interest Charges of the Company computed at the end of each fiscal quarter shall be not less than 2.2 to 1.0. "EBITDA" shall mean (a) all net income before interest and taxes, plus (b) depreciation and amortization of assets deducted in determining net income and (c) excluding any extraordinary gains or losses. "Interest Charges" shall mean (a) all interest on the Revolving Credit, plus (b) all interest on money borrowed from any sources other than the Revolving Credit, plus (c) the interest component on all capitalized assets. For purposes of this Section, EBITDA and Interest Charges shall be computed on a retroactive basis for the prior four fiscal quarters and be on a consolidated basis for the Company and all Subsidiaries.

         Section 4.22.   Capital Expenditure.

         The Company and its Subsidiaries shall not make or incur expenditures which are properly chargeable to capital account under generally accepted accounting principles

(including leases which are capitalized) in an aggregate amount in excess of $250,000 in any fiscal year.

         Section 4.23.  Restricted Payments.

         The Company and its Subsidiaries will not, directly or indirectly, declare, order, pay or make any Restricted Payment (as hereinafter defined), except the Company may, prior to the occurrence of an Event of Default or an event which with notice or the passage of time will constitute an Event of Default, so long as such Event of Default or event remains uncured, and provided that such Restricted Payment will not constitute such an event, but not after such occurrence so long as such Event of Default remains uncured:

                  (a) declare and pay dividends on its Stock payable solely in Stock;

                  (b) make exchanges of one or more classes of Stock of the Company provided that no cash or other property is distributed in such exchange by the Company; or

                  (c) retire Stock out of the net proceeds of the simultaneous sale of other Stock; and

                  (d) pay interest and scheduled principal payments on account of Subordinated Debt.

         For the purposes of this Section 4.23, the following terms shall have the following respective meanings:

          (i)     Restricted Payments shall mean:

                  (a) any payment or declaration of any dividend on any class of Stock of the Company or any other distribution on account of any class of Stock;

                  (b) any redemption, purchase or other acquisition by the Company, directly or indirectly, of any shares of its Stock; and

                  (c) any payments of principal or interest made by the Company in respect of any Subordinated Debt.

          (ii) "Stock" shall mean capital stock and warrants or options to purchase stock.

         Section 4.24.  Restriction on Use of Proceeds.

         None of the proceeds of the Credit shall be used by the Company to purchase commodities except for use in the ordinary course of the Company's business or for the purpose of purchasing or carrying, or refinancing any borrowing the proceeds of which were used to purchase or carry any "margin securities" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

         Section 4.25.  Accounts.

         The Borrowers shall maintain at all times an account with the Depository Bank and its principal operating accounts with banks approved by Citizens. A complete list of all existing bank, mutual fund, brokerage or other accounts containing cash, cash equivalents or marketable securities for the Company and all subsidiaries is set forth on Schedule 4.25. Neither the Company nor any Subsidiary will open any further account of the type required to be listed on Schedule 4.25 without prior notice in writing to Citizens.

         Section 4.26. Controlling Interest.

         The stockholders of the Company designated in Schedule 4.26 will at all times own a Controlling Interest in the Company and its Subsidiaries. "Controlling Interest" shall mean sufficient voting control to designate a majority of the board of directors. Notwithstanding anything to the contrary contained herein, the stockholders of the Company designated in Schedule 4.26 shall be permitted to reduce their aggregate beneficial ownership to 40% of the Company's equity provided that at any time during this Agreement no other person or entity has greater voting power.

         Section 4.27.  Further Security.

         The Borrowers agree to provide Citizens with such security interest or liens as Citizens may hereafter reasonably request with respect to the assets of the Company or any Subsidiary.

         Section 4.28.  Year 2000 Compliance.

         The Company and each Subsidiary shall, not later than September 30, 1999, have taken all necessary action to correct all hardware, software, embedded microchips and other processing capabilities it uses, directly or indirectly, to ensure that it will be able to function accurately and without interruption or ambiguity using date information before, during and after January 1, 2000. The Company and each Subsidiary shall, not later than September 30, 1999, have also taken all necessary action to assess, evaluate and correct all hardware, software, embedded microchips and other processing capabilities it uses, directly or indirectly, to ensure that it will be able to function accurately and without interruption or ambiguity using date information before, during and after January 1, 2000 for engineered life safety systems and engineered sound systems for which they design, manufacture or service, or to which the Company or any Subsidiary has any current or continuing obligations.

ARTICLE V.  EVENTS OF DEFAULT.

         If, while any part of the principal of or interest on the Credit remains unpaid or while this Agreement shall be in effect, any one of the following "Event of Default" shall occur:

     (a) nonpayment of principal of the Advances when due;

     (b) failure to pay any Advances in excess of the Borrowing Base as required by Section 1.02(c)

     (c) failure to pay any fees or amounts due with respect to letters of credit when due;

     (d) nonpayment of interest on the Advances when due;

     (e) any Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or of all or a substantial part of its assets; (ii) admit in writing its inability to pay its debts as they mature;
(iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law; (vi) file any answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or fail to dismiss such petition within sixty (60) days after the filing thereof; or (vii) take any corporate action for the purpose of effecting any of the foregoing;

     (f) an order, judgment or decree shall be entered, without the application, approval or consent of a Borrower by any court of competent jurisdiction, approving a petition seeking reorganization or liquidation of any Borrower or appointing a receiver, trustee or liquidator of any Borrower or of all or a substantial part of its assets;

     (g) any representation or warranty made by any Borrower herein or hereunder or in any certificate, document or instrument furnished pursuant hereto shall prove to have been false or incorrect in any material respect when made;

     (h) default by any Borrower in the performance of any covenan or agreement contained in Article IV hereof;

     (i) except as otherwise set forth herein, default by any Borrower in the performance of any other covenant or agreement contained herein or in any document or instrument required hereby or incidental or collateral hereto which shall not have been remedied within thirty (30) days after written notice thereof shall have been given to the Borrower by Citizens;

     (j) default by any Borrower in the performance of any covenant or agreement contained in any agreement to which it is a party or by which it is bound involving a liability in excess of $100,000 of the Borrower which shall not be remedied within the period of time (if any) within which such other agreement permits such default to be remedied without the consent or waiver of the other party thereto, unless such default is waived or excused as a matter of law;

     (k) failure by any Borrower to make any payment of principal or interest beyond the period of grace contained in the respective instrument or agreement evidencing any indebtedness for money borrowed in excess of $100,000 to which it is a party or by which it may be bound (unless such default is the result of a good faith dispute arising under such agreement or instrument), or default by any Borrower in the performance of any other covenant or agreement contained in any such agreement or instrument which results in the acceleration of the maturity of any indebtedness to others of the Borrower under such agreement or instrument;

     (l) default by any Borrower in the performance of any covenant or agreement contained in any of the Security Agreements or other documents in favor of Citizens executed in connection with this Agreement which continues beyond any grace period provided therein;

     (m) any guarantor of any Borrower's obligations shall take any action to terminate a guarantee or there shall exist any default thereunder;

     (n) all or any substantial part of the property of any Borrower shall be condemned, seized or otherwise appropriated by any governmental authority or any officer or instrumentally thereof; or

     (o) a judgment or judgments for the payment of money in excess of the sum of $50,000 in the aggregate (not covered by insurance) shall be rendered against any Borrower and such judgment or judgments shall remain unsatisfied and in effect for any period of sixty (60) days without a stay of execution;

     (p) any Borrower shall fail to deposit proceeds, in excess of $2,000 per individual deposit and $10,000 aggregate per year, of Citizens's collateral with Citizens;

     (q) any Borrower shall deliver a materially inaccurate Borrowing Base Certificate adverse to Citizens; or

     (r) there shall occur any material adverse change in the financial condition of any Borrower;

     then and in every such event, while such event shall be continuing, Citizens may, by written notice to the Company, declare the Credit (and any Notes issued) to be forthwith due and payable, whereupon the Credit shall forthwith become due and payable and the right to borrow hereunder shall terminate; provided, however, that upon the happening of any event under Subsections (e) or (f) of this Article V, then the Credit shall, without the taking of any action by Citizens, immediately become due and payable and the right to borrow hereunder shall immediately terminate.


ARTICLE VI.  MISCELLANEOUS.

         Section 6.01.  Term of Agreement.

         This Agreement shall terminate whenever all of the following conditions shall have been met: (i) all principal of and interest of the Credit and all other amounts due and payable under this Agreement have been paid and discharged in full, (ii) all other financial accommodations provided by Citizens under this Agreement shall have been terminated or an indemnity provided in a form acceptable to Citizens, (iii) the Borrowers shall have provided indemnity by cash or other collateral satisfactory to Citizens for any projected fees, expenses and other contingent liabilities, (iv) the Borrowers shall have no further right to borrow under the Credit; and (v) the Borrowers shall have provided Citizens with a general release in form acceptable to Citizens. Until each of the foregoing contributions are satisfied, Citizens shall have no obligation to release financing statements or guarantees or return any other collateral securing the obligations of the Borrowers' to Citizens. The provisions of this Article VI shall survive termination of this Agreement.

         Section 6.02.  Indemnity.

         Each of the Borrowers agrees to indemnify and hold harmless Citizens, its participants and each of their directors, officers, agents, employees and counsel, from and against any and all losses, claims, damages, liabilities or expenses imposed on or incurred by any of them in connection with the lending relationship reflected in this Agreement except as a result of such indemnified parties' gross negligence or willful misconduct.

         Section 6.03.  Reinstatement.

         All obligations of any Borrower, and of any guarantor or other person liable, under this Agreement or related documents shall be reinstated as though payment had never been received by Citizens if after any payment all or a portion of the amounts paid are voided, rescinded or otherwise returned upon the Borrowers insolvency, bankruptcy or reorganization.

         Section 6.04.  Consent to Jurisdiction.

         EACH OF THE BORROWERS AND ANY GUARANTOR OF ANY BORROWER'S OBLIGATIONS UNDER THIS AGREEMENT IRREVOCABLY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE SUPERIOR COURT IN THE COMMONWEALTH OF MASSACHUSETTS AND THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF MASSACHUSETTS IN CONNECTION WITH ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT. IN ANY SUCH LITIGATION, EACH OF THE BORROWERS AND ALL GUARANTORS WAIVE PERSONAL SERVICE AND AGREE THAT SERVICE MAY BE MADE BY CERTIFIED MAIL, IN THE CASE OF THE BORROWERS, TO THE PLACE SPECIFIED FOR NOTICES UNDER THIS AGREEMENT AND, IN THE CASE OF GUARANTORS, TO THEIR LAST KNOWN ADDRESS.

         Section 6.05.  Waiver of Jury Trial.

         EACH OF THE BORROWERS AND ANY GUARANTOR OF THE COMPANY'S OBLIGATIONS UNDER THIS AGREEMENT WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT.

         Section 6.06.  Notices.

         Except as otherwise specifically provided in this Agreement, all notices hereunder shall be deemed to have been given when delivered in person or, if mailed, when actually received by the party to whom addressed; provided, however, that any written notice given pursuant to Article V hereof shall be deemed to be effective when mailed, so long as such notice is mailed by registered or certified mail, addressed to any party at its address set forth below or at any other address notified in writing to the other parties hereto. Actual receipt shall be conclusively presumed if such notice shall be mailed by registered or certified mail, addressed to any party at its address set forth below or at any other address notified in writing to the other parties hereto by notice pursuant to this Section, and if the sender shall have received back a return receipt.

         To Citizens:                       Citizens Business Credit Company
                                            28 State Street
                                            Boston, Massachusetts 02109
                                            Attention: Ralph L. Letner, V.P.
                                            Fax: (617) 725-5827

         With a copy to:                    Goodwin, Procter & Hoar  LLP
                                            Exchange Place
                                            Boston, Massachusetts  02109
                                            Attention:  Jon D. Schneider, P.C.
                                            Fax: (617) 570-8150

         To the Borrowers:                  Firetector Inc.
                                            262 Duffy Avenue
                                            Hicksville, NY 11801
                                            Attention: John Poserina, C.F.O.
                                            Fax: (516) 433-1131

         With a copy to:                    Dolgenos Newman & Cronin LLP
                                            96 Spring Street, 8th Floor
                                            New York, NY 10012
                                            Attention: Dennis P. McConnell, Esq.
                                            Fax: (212) 925-0690

         Section 6.07.  No Waiver.

         No failure to exercise, and no delay in exercising, on the part of Citizens, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         Section 6.08.  Setoff.

         Any sums due from Citizens, Citizens RI or other affiliate of Citizens to any of the Borrowers, any property of any of the Borrowers in the possession of Citizens, Citizens RI or other affiliate of Citizens and any balance in any of the Borrowers' account with the Depository Bank may be held and treated as collateral security for the payment of the obligations of the Borrowers to Citizens and may be applied to the payment of such obligations regardless of the adequacy of other collateral. Any sums due from any financing institution that may participate in the Credit or property of the Borrowers in the possession of such institution may be held as collateral security for the payment of the obligations of the Borrowers to Citizens as if such institution had extended the Credit directly to the Borrowers and may be applied to the payment of such obligations regardless of the adequacy of other collateral.

         Section 6.09.  Construction.

         This Agreement shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts, and shall be construed in accordance with the laws of the Commonwealth of Massachusetts. The descriptive headings of the several Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         Section 6.10. Entire Agreement. This Agreement and the other documents referred to in this Agreement represent the entire agreement between Citizens, the Borrowers, and any Guarantors and are intended to supersede and replace any prior proposals, commitments, agreements or negotiations whether written or oral.

         Section 6.11.  Amendments, Waivers and Consents.

         The parties contemplate an arrangement which will involve frequent oral discussion. However, the Borrowers and other parties interested in this lending relationship understand and agree that this Agreement and other documents executed in connection with this Agreement may be amended only in writing signed by Citizens and that Citizens will not be legally bound with respect to any aspect of the lending relationship except as set forth in writing signed by Citizens. Compliance by the Borrowers with any term, covenant or condition of this Agreement may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) only by a consent or consents in writing signed by Citizens.

         Section 6.12.  Counterparts.

         This Agreement may be executed in any number of counterparts which together shall constitute one Agreement.

                            {SIGNATURE PAGE FOLLOWS}

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

                                   BORROWERS:

                                   FIRETECTOR INC.


                                   By:
                                        Name:
                                        Title:


                                   GENERAL SOUND (TEXAS) COMPANY


                                   By:
                                        Name:
                                        Title:


                                   CASEY SYSTEMS INC.


                                   By:
                                        Name:
                                        Title:


                                   PYROTECH SERVICE INC.


                                   By:
                                        Name:
                                        Title:



                                   LENDER:

                                   CITIZENS BUSINESS CREDIT COMPANY





                                           Ralph L. Letner
                                           ice President

DOCSC\628024.5